EXHIBIT 10.3

CONFIDENTIAL TREATMENT REQUESTED BY GEVITY HR, INC.

HEALTH CARE BENEFITS CONTRACT

BLUE CROSS AND BLUE SHIELD OF FLORIDA, INC.

HEALTH OPTIONS, INC.

and

Gevity HR, Inc.

Effective Date: October 1, 2008

CONFIDENTIAL TREATMENT REQUESTED BY GEVITY HR, INC.

BLUE CROSS AND BLUE SHIELD OF FLORIDA, INC.

HEALTH OPTIONS, INC.

HEALTH CARE BENEFITS CONTRACT

TABLE OF CONTENTS

SECTION	I	TERMS OF THE AGREEMENT

SECTION	II	RATE SHEET

SECTION	III	ADMINISTRATIVE EXPENSE AND ANNUAL EXCESS LIABILITY CHARGE

SECTION	IV	CLAIM LIABILITY CHARGE

SECTION	V	ANNUAL EXCESS LIABILITY COVERAGE

SECTION	VI	TERMINATION PROVISIONS

SECTION	VII	MODIFICATION OF RATES

SECTION	VIII	PRODUCTS

SECTION	IX	THE OFFERING OF BCBSF/HOI PRODUCTS

SECTION	X	ENROLLMENT

SECTION	XI	ADMINISTRATIVE POLICIES

SECTION	XII	GROUP REPORTING REQUIREMENTS

SECTION	XIII	BCBSF/HOI REPORTING REQUIREMENTS

SECTION	XIV	RENEWAL

SECTION	XV	COLLATERAL

SECTION	XVI	PERFORMANCE STANDARDS AND PERFORMANCE INCENTIVE PLAN

SECTION	XVII	GENERAL

CONFIDENTIAL TREATMENT REQUESTED BY GEVITY HR, INC.

AGREEMENT TO PROVIDE

COMPREHENSIVE HEALTH CARE BENEFITS

This is an Agreement (hereinafter “Agreement”) between the Blue Cross and Blue Shield of Florida Inc.   (hereinafter referred to as “BCBSF”) and its subsidiary HEALTH OPTIONS, INC., (hereinafter referred to as “HOI”) located at 4800 Deerwood Campus Parkway, Jacksonville Florida 32246, hereinafter jointly referred to as “BCBSF/HOI”, and Gevity HR, Inc. (together with its subsidiaries hereinafter referred to as “Employer/Plan Sponsor”) and the Gevity Health & Welfare Plan (the “Plan” and, together with the Employer/Plan Sponsor, hereinafter jointly referred to as “the Group”) located at9000 Town Center Parkway, Lakewood Ranch, Florida 34202.

WHEREAS, the Group is a professional employer organization and requests BCBSF/HOI to provide health insurance and health maintenance organization products (hereinafter referred to as “the Product Offering”), to employees of its clients  who have contracted with the Employer/Plan Sponsor for provision of such products to its employees who are  co-employed by the Employer/Plan Sponsor; and

WHEREAS, BCBSF agrees to offer health insurance products to employees of  Employer/Plan Sponsor’s clients who have contracted with the Employer/Plan Sponsor for provision of such products to its employees who are  co-employed by the Employer/Plan Sponsor; and

WHEREAS, HOI agrees to offer health maintenance organization products, and

WHEREAS, each of the parties to this Agreement seeks to set forth, in writing, the terms and conditions of this Agreement;

THEREFORE, the parties agree as follows:

I.              Terms of the Agreement

This Agreement between the parties is for the period beginning October 1, 2008 (the effective date) and shall end on September 30, 2009 (the termination date).

II.            Rate Sheet

The rates, charges, and maximum amounts applicable to this Agreement are set forth in Exhibit A titled “Minimum Premium Accounting Agreement Rate Sheet,” which may be modified from time to time with the mutual consent of the parties and which is hereby incorporated by reference into and made a part of this Agreement.

III.           Administrative Expense and Annual Excess Liability Charge

Approximately 15 days before the first date of each month, BCBSF/HOI will submit to the Group an invoice for the amount of estimated administrative expenses (Minimum Premium Charge and Annual Excess Liability Charge) to be paid during the forthcoming month.  Such charges shall be equal to the product of the Minimum Premium Rate and the Annual Excess liability rate, as set forth in Exhibit A hereto, then in effect multiplied by (times) the number of Insured’s as determined by BCBSF/HOI (on the renewal exhibit).   The Group agrees to pay the full amount of the invoice each month by the later of (i) the end of business on the first calendar day of the month the payment is due to cover (if the first of the month falls on a non-working day, payment will be made by end of business on the first working day

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thereafter) or  (ii) 4 business days after the date the invoice for the amount of estimated administrative expenses is made available to the Group.  If the payment is not received by BCBSF/HOI by the later of  the end of business on the first calendar day of the month (if the first of the month falls on a non-working day and payment is not made by end of business on the first working day thereafter) or (ii) 4 business days after the date the invoice  for the amount of estimated administrative expenses is made available to the Group, the payment will be considered past due and subject to a Late Payment Charge in accordance with this Agreement and Exhibit A.  If after 1 day the invoice amount is not paid, Corporate Receivables will notify the marketing representative.  The marketing representative will place a call to the group.  If the invoice amount is not paid by the 10th day the marketing representative will contact the group and place the group in suspense.  If on the 15th day, the invoice is not paid the marketing representative will generate and send to the Group by certified mail, a cancellation notification.  BCBSF/HOI has the right, but not the duty; to notify Insured’s of the Group’s failure to make such payment and BCBSF/HOI’s intention to terminate this Agreement.

Within 120 days following the close of the contract period BCBSF will prepare an annual administrative expense and annual excess liability coverage expense settlement.  This settlement will compare actual and contract period estimated and paid administrative expenses and excess liability coverage expenses for the same time period.  The product of monthly enrollment as adjusted for retroactive enrollments and terminations during the contract period and the minimum premium rate plus the annual excess liability coverage expense rate will determine actual expenses in effect during the contract period.  If actual expenses are greater than the previously estimated amount, the Group agrees to pay the full amount of the difference within ten (10) calendar days after receipt of the invoice.  If the invoice is not paid within 10 days the payment will be considered past due and subject to a Late Payment Charge in accordance with this Agreement and Exhibit A.  If estimated expenses are greater than actual, BCBSF will pay the Group the difference at the same time the annual administrative expense settlement is presented.

IV.           Claim Liability Charge

A.          1.              Prospective Claim Payment

Approximately 15 days before the first date of each month, BCBSF/HOI will submit to the Group an invoice for the amount of the expected claims  (“Claim Liability Charge(s)”) to be paid during the forthcoming month see (Exhibit A).  This claim liability charge will be adjusted on a quarterly basis through the term of the Agreement and will be based on an average of monthly paid claims as determined by BCBSF/HOI for the identified three month periods as follows:

Months Used in Calculating Prospective Claim Payment	Prospective Claim Payment Effective
May, June, July	October, November, December
August, September, October	January, February, March
November, December, January	April, May, June
February, March, April	July, August, September

The claim liability charge will be invoiced each month.  The Group agrees to pay the full amount of the invoice each month by the the later of (i) the end of business on the first calendar day of the month the payment is due to cover (if the first of the month falls on a non-working day, payment will be made by end of business on the first working day thereafter) or (ii) 4 business days after the date the invoice for the amount of Claim Liability Charge(s) is made available to the Group.  If the payment is not received by BCBSF/HOI by the end of business on the first calendar day of the month (if the first of the month falls on a non-working day and payment is not made by end of business on the first working day thereafter) or 4 business days after the date the invoice for the

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amount of Claim Liability Charge(s) is made available to the Group, the payment will be considered past due and subject to a Late Payment Charge in accordance with this Agreement and Exhibit A.  If after 1 day the invoice amount is not paid, Corporate Receivables will notify the marketing representative.  The marketing representative will place a call to the group.  If the invoice amount is not paid by the 10th day the marketing representative will contact the group and place the group in suspense.  If on the 15th day, the invoice is not paid the marketing representative will generate and send to the Group by certified mail, a cancellation notification.  BCBSF/HOI has the right, but not the duty; to notify Insured’s of the Group’s failure to make such payment and BCBSF/HOI’s intention to terminate this Agreement.

2.     Actual Claim Settlement:

At the end of each month, BCBSF/HOI will provide to the Group access to a detailed report in Excel™ format of the previous month’s claims and capitation payments (“Claim Liability Charge(s)”). In the event the actual claims are in excess of the estimated amount received, BCBSF shall invoice the difference on the next prospective claim payment invoice.  In the event the actual claims are less than the estimated claims, BCBSF/HOI shall offset the next prospective claim payment invoice.

B.            1.              The Group will wire transfer the Minimum Premium charge, Annual Excess Liability charge, Prospective Claim Payment, and Actual Claim settlement to BCBSF/HOI’s designated bank account as set forth below Paragraph C of this Section.

2.     If funds are not transferred in accordance with this section, the payment will be considered past due and will be immediately subject to a Late Payment Charge in accordance with this Agreement and Exhibit A.  Additionally, if the Claim Liability Charge is not paid as set forth in Section IV. A. 2., BCBSF/HOI also has the right to terminate this Agreement as set forth in Section VI.   Accordingly, BCBSF/HOI has the right, but not the duty, to notify Insureds of the Group’s failure to make such payment and BCBSF/HOI’s intention to terminate this Agreement.

C.    The Group’s payment of the Minimum Premium charge, Administrative expense, Annual Excess Liability charge, Prospective Claim Payment and Actual Claim Settlement to BCBSF/HOI shall be via a Federal Reserve Bank Transfer directed to [*]

V.            Annual Excess Liability Coverage

A.    BCBSF/HOI agrees to provide Annual Excess Liability Coverage, whereby the maximum annual liability for the Group is defined as the average number of Insureds for the policy year multiplied by the Annual Individual Excess Liability Limit as set forth in Exhibit A which are based on the Group’s maximum annual liability being 115% of expected claims.  The average number of insureds for the policy year shall be the sum total of Insureds, as determined by BCBSF/HOI in accordance with the annual administrative expense and annual excess liability coverage expense settlement in Section III, divided by twelve.

B.    BCBSF/HOI will be responsible for any and all Claim Liability Charges incurred by Insureds in excess of the Group’s maximum annual liability, provided that the claim is covered under the terms of the Benefit Contracts and is actually incurred during the term of this Agreement.  Claims incurred by any member during a period of time when they were covered and whose coverage was later

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retroactively termed will not be covered under the annual excess liability coverage.

C.    The Annual Excess Liability coverage may be changed for each policy year based on BCBSF/HOI renewal underwriting analysis and mutual consent of BCBSF/HOI and the Group.

D.    Settlement Process

1.     Settlement will be performed within 120 days after the end of each policy year.  This settlement will include all claims and capitation payments liability incurred from October 1, of each year through September 30, of each year (“Actual Incurred Claims”) and paid prior to January 1 following that period.

2.     If Actual Incurred Claims exceed the Group’s maximum annual liability for the period as

Calculated in Section V. A. of this Agreement, BCBSF/HOI will pay a settlement amount equal to such excess to the Group.

3.     If Actual Incurred Claims are less than or equal to the Group’s maximum annual liability for the period as calculated in Section V. A. of this Agreement, there will be no settlement payment due.

E.     Example of Calculation of the Group’s Maximum Annual Liability

Plan Type	Avg No. of Insureds	Annual Individual Excess Liability Limit	Aggregate Liability per Plan Type	Group’s Maximum Annual Liability
HMO	[*]	[*]	[*]
PPO	[*]	[*]	[*]
Blue Options	[*]	[*]	[*]
	[*]		[*]	[*]

Based on the calculations above, if Actual Incurred Claims exceed [*], BCBSF/HOI will pay a settlement amount equal to such excess to the Group.  If Actual Incurred Claims are less than or equal to [*] no settlement payment shall be due.

VI.           Termination Provisions

A.    On any Minimum Premium Charge due date, the Plan may terminate this Agreement if one or more of the following conditions exists, but written notice of its intent to do so must be given to the Group at least ninety  (90) days in advance.

1.     Except for the public or private sale of common or preferred stock or the incorporation of the Group’s partnerships which does not result in a material change in the ownership or legal structure of the Group, there is a material change in the ownership or legal structure of the Group and the Group has not sought and received approval from the Plan for such a change, such approval not to be unreasonably withheld.

2.     Except for the public or private sale of common or preferred stock or the incorporation of the

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CONFIDENTIAL TREATMENT REQUESTED BY GEVITY HR, INC.

Group’s partnerships which does not result in a material change in the ownership or legal structure of the Group, the Group merges with or is acquired by another legal entity and the Group has not sought and received approval from the Plan for such a change, such approval not to be unreasonably withheld.

3. The Group acquires another legal entity with more than [*] client employees in the state of Florida that are not then covered by a BCBSF/HOI plan, and the Group has not sought and received approval from BCBSF/HOI to merge such acquired employees into the Plan, such approval not to be unreasonably withheld. If, however, BCBSF/HOI does not approve the merger of the acquired employees into BCBSF/HOI, the acquired legal entity would be in breach of a contractual commitment if it were to merge the acquired employees into a BCBSF/HOI plan. The Group will be allowed to continue with the current carrier or provide for such employees’ healthcare coverage under an alternative carrier plan as selected by the Group.  This decision will be reviewed annually with BCBSF/HOI for continuation, as BCBSF/HOI may be interested in providing the coverage to this population.

4. Bankruptcy by the Group.

B.    This Agreement may be terminated on any Anniversary Date by either party by giving the other party at least one hundred and eighty (180) calendar days prior written notice of such termination.

C.    If the Group fails to pay to BCBSF/HOI the Administrative Expense, Annual Excess Liability Charge or the Claim Liability Charge in accordance with the provisions of Section III and Section IV respectively, of this Agreement, BCBSF/HOI may terminate this Agreement at any time with written notice.

D.    Upon termination of this Agreement by either party for any reason, including termination for non-payment of any charges/fees due under this Agreement, BCBSF/HOI shall continue to invoice the Group and the Group shall continue to pay to BCBSF/HOI the Claim Liability Charge, subject to the Annual Excess Liability Coverage limitation, in accordance with the provisions of Sections IV and V of this Agreement, for a period of eighteen (18) months immediately following the date this Agreement terminated.

VII.         Modification of Rates

Charges/maximum amounts for the term of this Agreement will remain in effect, as set forth in Exhibit A, provided there is no material change to the Product Offering(s), or Group’s new or renewal underwriting or rating process or factors as determined by BCBSF/HOI;  In the event there is a change in the total enrollment of [*] or greater during any [*] period, or a material change in the Product Offering(s), BCBSF/HOI reserves the right to review and modify the rates and factors in exhibit A, either up or down, to compensate for changes in the risk factors.  Any rate changes shall be mutually agreed to by the Group and BCBSF/HOI.  Notwithstanding the foregoing, upon the effective date of termination of this Agreement all Minimum Premium Charges and Annual Excess Liability Charges shall no longer be due.

In the event of a rate modification, the modified rates will be set forth and presented to the Group on a revised Exhibit A within 45 days. The Group and BCBSF/HOI shall cooperate with each other in the

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CONFIDENTIAL TREATMENT REQUESTED BY GEVITY HR, INC.

development and execution of rate modification communications and effective date for the required rate change in order to minimize disruption and attrition of the Group’s clients.  All other provisions of this Agreement shall remain in effect without modification.

VIII.        Products

A.    BCBSF/HOI will offer the products set forth in Exhibit B titled “Minimum Premium Accounting Agreement Product Sheet” to the Group.   Exhibit B is hereby incorporated by reference into and made a part of this Agreement.  Exhibit B may be modified from time to time with the mutual consent of the parties.

B.    It is specifically acknowledged that the Benefits Contracts are insured health benefit products (i.e., not self-insured or administrative services only) and consequentially:

1.     Are subject to the laws of the State of Florida that regulate insurance.

2.     Given that each is an insurance product the benefit of rebates, including but not limited to health care provider rebates and pharmacy rebates, are exclusively taken into account in the calculation of the amount of the applicable Minimum Premium Charge.  The Group is therefore not entitled to any credit for any such rebates beyond such inclusion in the pricing of the Benefit Contracts.

3.     The above referenced products will be offered to employees of clients of the Group working in Florida. Any employees of clients of the Group working outside the State of Florida may be insured through an alternate carrier. Any employees outside the State of Florida that are employed by a client headquartered in Florida may be insured through an alternate carrier or may be covered through the BlueCard arrangement provided no more than [*] of the client’s enrollment is outside the State of Florida or BCBSF/HOI agrees to provide coverage to such client.   The Benefit Contracts may be amended, changed or replaced from time to time with the mutual consent of the parties, and are hereby incorporated by reference into and made a part of this Agreement.

C.    BCBSF/HOI and the Group agree that during the term of this Agreement the Group will offer BCBSF/HOI health products [*] to employees of its clients working in Florida whose client employers contract with the Employer/Plan Sponsor for services including provision of health insurance through the Plan on or after October 1, 2008.  No other health plans will be offered during the contract period, unless mutually agreed to by both parties. If, however, during the term of this Agreement BCBSF/HOI’s Provider Networks are significantly diminished in a particular service area so as to no longer provide a competitive commercially desirable healthcare option and BCBSF/HOI cannot provide alternative providers in that particular area or cannot arrange for quality healthcare provider services, the Group may elect to cover those specifically affected employees under an alternative carrier plan with the consent of BCBSF/HOI which will not be unreasonably withheld.

IX.           The Offering of BCBSF/HOI Products

A.    The Group will make the Product Offerings available to its client’s employees (i.e. Employer/Plan Sponsor’s co-employees) when the applicable client has contracted with the Employer/Plan Sponsor for services including provision of health insurance through the Plan in the following manner:

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CONFIDENTIAL TREATMENT REQUESTED BY GEVITY HR, INC.

1.     The Group will require every individual client group to offer to its employees working in the State of Florida the product offerings as defined in Section VIII; provided, however, a client group may enter into a No Benefits Contract with the Group.

2.     The Group will conduct at one annual enrollment per year or more with the mutual consent of BCBSF/HOI. The annual enrollment will be conducted for a reasonable period of time and will commence approximately 60-90 days before the annual coverage period begins.

3.     BCBSF/HOI’s marketing materials including , product designs, network information, and other pertinent information will be available to the Group to make the selection of the Product Offerings available to its employees.  BCBSF/HOI, in consultation with the Group, shall determine the appropriate quantity of marketing materials to make available to the Group.

4.     The Group will ensure that all of its new clients and make best efforts to ensure that all of its existing clients (who contract with the Employer/Plan Sponsor for services including provision of health insurance through the Plan on or after October 1, 2008)  meet [*] participation of eligible employees after waivers for other coverage.  In addition, the group will ensure that all new clients and make best efforts to ensure that all of its existing clients contribute at least [*] of the lowest cost plan offered.  The Group will monitor compliance with these requirements on a quarterly basis and, upon request by BCBSF/HOI, will provide copies of the monitoring reports to BCBSF/HOI.

X.            Enrollment

A.    As of the first day of the term of this Agreement, the Group will have delivered to BCBSF/HOI enrollment information regarding eligible and properly enrolled members, as defined by the Benefit Contracts.  BCBSF/HOI shall be entitled to rely on the information furnished to it by the Group, and the Group shall hold BCBSF/HOI harmless for any inaccuracy or failure to provide such information in a timely manner.  The Group shall deliver to BCBSF/HOI all employee and dependent eligibility status changes on a weekly basis, or more frequently as mutually agreed by the parties.

The Group shall rely on the Plan rules to determine timely enrollment for newly eligible employees. However, occasionally, due to Group error, an enrollment may not be reported to BCBSF/HOI timely.   BCBSF/HOI will accept these retroactive additions as determined by the Group.

B.    The Group shall notify BCBSF/HOI of any termination of coverage of an individual within [*] days of the termination date, whenever possible, however, BCBSF/HOI will accept retroactive terminations as determined by the Group. The Group shall be liable for all claims/capitation paid on enrollment(s) that have retroactive termination dates.  For retroactive terminations within [*] days BCBSF/HOI will make every reasonable attempt to recoup claims paid, however, no efforts will be made to recover Pharmacy claims and claims less than [*] and in those cases where recoveries cannot be obtained, the Group retains liability for those costs.

C.    The Group shall notify BCBSF/HOI of any retroactive addition or retroactive termination of

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coverage of an individual within [*] days of the effective date of such addition or termination.

XI.           Administrative Policies

A.            Enrollment Methodology

The Group’s human resource staff will enroll each new client group’s employees via the Group’s Benefit Election Form or other acceptable method (IVR or web application). On a [*] basis, the Group will present to BCBSF an automated enrollment file.  Enrollments will be accepted as submitted from the Group. BCBSF/HOI’s assigned Personal Service Representative (PSR) will review discrepancy reports produced from the automated enrollment file and work reports directly with the Group’s assigned staff member to resolve all enrollment(s) on a timely basis.

B.            Identification Cards

Identification cards will be issued by BCBSF/HOI to each member enrolled within [*][working days of receipt of the completed enrollment information.

C.            Terminations

Terminations are removed on the date of termination.  BCBSF/HOI will generate Certificates of Creditable Coverage (COC) and submit directly to each member at the address on file for all terminated contracts.

D.            HOI Primary Care Physician Assignment

If an HOI member does not choose a Primary Care Physician (PCP), BCBSF/HOI will assign a PCP based on the member’s home address.  A letter will be generated advising the member that a PCP was assigned and offering them the option to change if they so desire.  The member may call the customer service number on their identification card to initiate the change.  When a member changes their PCP, the effective date of the change is determined by the time of the month the change is requested.  If a member requests a change between the 1st and 15th of the month, the member is eligible to utilize the new PCP the 1st of the following month.  Changes requested after the 15th of the month, will be effective the 1st of the second month following the month the member made the request (Example:  PCP change requested January 20th.  PCP would be effective March 1st.)

E.             Eligibility

BCBSF/HOI and the Group have agreed to accept enrollment as determined by the Group in accordance with the Plan. An eligible employee and/or dependent must enroll within the initial eligibility period as determined in accordance with the Plan or wait until the next Annual Enrollment Period unless a qualified family or employment event occurs under which a member has an additional period to enroll under a Special Enrollment Period if set forth in the Plan.

1.             The Group’s Benefit Election Form

Each employee applying for coverage must complete a Benefit Election Form or be enrolled through the Gevity web application.

2.             Status Change Form

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Any membership change, i.e., marriage, divorce, addition of newborns, etc., will require completion of a Status Change form (paper or through the Gevity web application).  The Group will retain adequate documentation of status change requests for a reasonable period of time in the event BCBSF/HOI requires copies to respond to an enrollment inquiry. All qualifying events have a notification timeframe mandated by the Plan.  To the extent allowed by State law, newborns will be covered back to the date of birth.

If changes are not submitted within the specified time frames, the member must wait until the next annual enrollment to make changes except under HIPAA requirements for special enrollment.

F.           COBRA

The Group has chosen to administer COBRA on an internal basis.  COBRA enrollment will be provided to BCBSF/HOI on a weekly basis directly to the assigned PSR of the Membership/Billing Area.  Unless otherwise stated, the Group will be responsible for all COBRA administration including notification requirements.  All previously stated enrollment guidelines will apply.

G.          Overage Dependent Status Verification

BCBSF/HOI is responsible for verifying overage dependent children’s eligibility status on at least an annual basis.  Any overage dependent who is no longer eligible will be reported to the Group so coverage can be terminated.

H.          Disabled Dependent Verification

BCBSF/HOI is responsible for verifying the disability status of overage dependent children on at least an annual basis.  Any overage dependent child who is no longer disabled will be reported to the Group so coverage can be terminated.

I.            Creditable Coverage

The Group will report to BCBSF/HOI the amount of creditable time to be applied to satisfy the pre-existing condition exclusion limitation for those members providing that information at time of eligibility.  If this information is not supplied, BCBSF/HOI will deny the impacted claim.  The denial advises the member that if they had previous coverage a credit may be applicable and to please contact customer service.  Once information is received and reviewed, the claim will be reprocessed and pre-existing condition limitation updated in their system.  The Group will not track creditable time in their system.

XII.         Group Reporting Requirements

A.            Upon request, the Group will provide BCBSF/HOI with the necessary reports to ensure compliance with participation and contribution goals as described in Section IX, 4. above.

B.            Upon request, the Group will provide to BCBSF/HOI the industry classification codes (SIC) of the enrolled client groups.

C.            Upon request, the Group will provide to BCBSF/HOI enrollment data by county, or other such

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information maintained by the Group that may be required to adequately evaluate risk.

D.            Upon request, the Group will provide to BCBSF/HOI, business practice information related to the following:

•      monitoring of participation levels and contribution levels

•      financial statements

•      benefits administration process including enrollment, premium remittance and

•      reconciliation and new client/employee orientation

XIII.                        BCBSF/HOI Reporting Requirements

BCBSF/HOI will provide the Group access to Monthly Paid Claims Reports, Quarterly Incurred But Not Reported (IBNR) Reports, Annual Account Specific Reporting, and Ad Hoc reports as requested by the Group and mutually agreed upon by both parties, to the extent permitted under the federal Privacy Rules of the Health Insurance Portability and Accountability Act – Administration Simplification (HIPAA-AS) of 1996.  In the event the Group executes and provides to BCBSF/HOI a Group Health Plan Representation of Compliance Letter, such document shall be incorporated into and made a part of this Agreement.

XIV.                       Renewal

This Agreement shall automatically renew/extend for additional one year period(s) on each Anniversary Date (October 1st)  at the rates then in effect (the renewal rates), unless either party notifies the other party of its intent not to extend this Agreement at least one hundred and eighty (180)  calendar days prior to the applicable Anniversary Date.  The renewal rates/charges/maximum amounts/collateral will be negotiated by the parties and set forth and presented to the Group on a revised Exhibit A.

XV.                           Collateral

The Group shall provide BCBSF/HOI collateral to secure Gevity’s payment obligations under this Agreement in the amounts set forth in Exhibit A.   The collateral shall be provided in the form of an irrevocable letter of credit issued in favor of BCBSF/HOI which shall automatically increase in accordance with the schedule specified in Exhibit A.   BCBSF/HOI shall be entitled to draw from the letter of credit only in the event the Group fails to meet its payment obligations as set forth in Sections III, IV or VII of this Agreement. The form of letter of credit must be acceptable to BCBSF/HOI.

The Group upon 60 days prior written notice to BCBSF/HOI may replace the outstanding letter of credit with cash collateral equal to the outstanding letter of credit to be held in an interest-bearing trust or escrow account in favor of BCBSF/HOI (with interest accruing and payable to the Group on a quarterly basis).  If the Group elects to replace the letter of credit in accordance with the foregoing, the parties will select a trustee bank and enter into a trust participation agreement (or similar agreement) acceptable to both parties.

Following the termination or expiration of this contract, and provided the Group is current with respect to its financial obligations to BCBSF/HOI, the collateral shall be reduced to [*] of its then current value at the end of the third, sixth and ninth month and fully released at the end of the twelfth month, exclusive of any known or pending claims, including any potential cases in litigation.

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XVI.                       Performance Standards and Performance Incentive Plan

A.    BCBSF/HOI shall meet the following Performance Standards and be measured pursuant to BCBSF/HOI ‘s standard audit procedures:

Claim Processing

Category	Penalty	Incentive
Financial Accuracy	[*]	[*]
Payment Accuracy	[*]	[*]
Processing Accuracy	[*]	[*]
Claims processed within 30 calendar days	[*]	[*]

Customer Service

Category	Penalty	Incentive
Average Hold Time for Incoming Calls	[*]	[*]
Abandon rate	[*]	[*]
Closure of open inquiries	[*]	[*]
Closure of open inquiries	[*]	[*]

Account Management

The Group will be responsible for creating and maintaining an account management survey questionnaire.  The survey questionnaire to be completed by The Group will measure account management performance in the areas of product and service knowledge, professionalism, proactive management, accessibility, and responsiveness.

B.    The Performance Standard Penalty/Incentive

The Performance Incentive/Penalty will be in effect for Claim Processing and Customer Service standards only.  Account Management categories will be monitored, but are not subject to incentive/penalty payments at this time.  The Group reserves the right, at a future date, to open discussions with BCBSF to include Account Management activities, and Eligibility as account specific reporting metrics become available, in the Penalty/Incentive calculation.

1.     BCBSF/HOI will be subject to a [*] reduction in the Minimum Premium Rates (set forth in Exhibit A) for the quarter if three of four claims processing performance standards are below the percentages (set forth above) for the quarter.

2.     BCBSF/HOI will be subject to a [*] reduction in the Minimum Premium Rates (set forth in Exhibit A) for the quarter if three of four customer service performance standards are below the percentages (set forth above) for the quarter.

3.   BCBSF/HOI will receive a [*] increase in the Minimum Premium Rates (set forth in Exhibit A)

* THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL TREATMENT REQUESTED BY GEVITY HR, INC.

for the quarter if all four of the claims processing performance standards are met or exceeded for the quarter.

4.   BCBSF/HOI will receive a [*] increase in the Minimum Premium Rates (set forth in Exhibit A) for the quarter if all four of the customer service performance standards are met or exceeded for the quarter.

5.   BCBSF/HOI’s Operational Units will report their Performance Standard scores on a monthly basis to BCBSF/HOI’s Marketing Staff.  Each quarter Marketing will provide the Group with monthly results and calculate the incentive/penalty based on quarterly results.

6.   Within [*] days following the close of the contract period BCBSF will prepare an annual Performance Standard Penalty/Incentive expense settlement based on the quarterly outcomes and present it to the Group.  If based on the expense settlement an incentive is due the Group will pay the full amount of the expense settlement within [*] calendar days after receipt of the invoice.  If based on the expense settlement a penalty is due BCBSF/HOI will credit the next administrative expense and annual excess liability charge invoice.

C.    Performance Audit

The Group has the right to perform, or have performed by a mutually agreed upon third party, an audit of BCBSF/HOI’s Operational performance on an annual basis.

The focus of the audit will be the preceding contract year (e.g. audit is in 2009 for 2008 contract period).  The audit will be limited to a reasonable number of statistically valid claims not to exceed [*].  Any request for audits outside the above mentioned will require mutual agreement of the Group and BCBSF/HOI.

BCBSF/HOI will [*].

BCBSF/HOI requires reasonable advance notification of at least 60 days prior to the audit.

XVII.      General

A.            Inconsistencies

If the provisions of this Agreement are, in any way, inconsistent with the provisions of the Product Offerings, then the provisions of the Agreement shall prevail, and the other provisions shall be deemed modified but only to the extent necessary to implement the intent of the parties herein.

B.            Survival

The rights and obligations of the parties, as set forth herein, shall survive the termination of this Agreement to the extent necessary to effectuate the intent of the parties as expressed herein.

C.            Waiver of Breach

The failure by either party, at any time, to enforce or to require the strict adherence to any provision of this Agreement shall not be deemed to be a waiver of such provision or any other

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CONFIDENTIAL TREATMENT REQUESTED BY GEVITY HR, INC.

provision of this Agreement.

D.            Governing Law

This Agreement, and the rights of the parties hereunder, shall be construed according to the laws of the State of Florida.

E.             Severance

In the event any provision of this Agreement is deemed to be invalid or unenforceable, all other provisions shall remain in full force and effect.

F.             Amendment

This Agreement may be amended at any time upon mutual written agreement of both parties, except that BCBSF/HOI or the Group may make changes necessary to comply with state and federal laws.  In the event such changes are necessary, BCBSF/HOI or the Group will provide appropriate written notice to the other party.

G.            Entire Agreement

This Agreement, which includes the Exhibits, Master Policy, Benefit Election Form, Status Change Form, Member Handbook, True Group Application for coverage, and the Product Offerings, which are hereby incorporated by reference, constitute the entire Agreement between the Group and BCBSF/HOI.  Any prior agreements, promises, or representations, either oral or written, relating to the subject matter of this Agreement, and not expressly set forth in this Agreement, are of no force or effect.

H.            Notices

Any notice, required or permitted under this Agreement, shall be deemed given if hand delivered or if mailed by United States mail, or an overnight mail service (e.g. Federal Express), postage prepaid, to the applicable address as set forth above or to such other address as a party may designate, in writing, to the other party.  Such notice shall be deemed effective as of the date so deposited or delivered.

I.              Provider Networks

BCBSF/HOI’s Health Care Provider Networks are subject to change and may be modified at any time during the term of this Agreement without notice to or the consent of the Group.

J.             Marketing Fund

BCBSF/HOI will share in the cost of marketing materials up to [*] per plan year.  The Group or the Group’s approved vendor will submit a detailed invoice to BCBSF/HOI Corporate Accounts for the marketing materials no later than 30 days following the end of the plan year.

K.            Training and enrollment support

BCBSF/HOI will provide up to [*] training sessions of not more than one half day in length for the Group’s staff.  In addition BCBSF/HOI will provide up to [*] on site visits of no more than one half day in length to provide enrollment support for clients with [*] or more eligible employees.  All training and enrollment support will be coordinated through the Group’s  headquarters and mutually agreed to by the Group and BCBSF/HOI.

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CONFIDENTIAL TREATMENT REQUESTED BY GEVITY HR, INC.

IN WITNESS WHEREOF each of the parties to this Agreement, through their duly authorized representative, hereby acknowledges that they have read and understand this Agreement and agree to be bound by its terms.

BLUE CROSS AND BLUE SHIELD OF FLORIDA, INC./
HEALTH OPTIONS, INC.

Signature:	/s/ Alan Guzzino

Print Name:	Alan Guzzino

Title:	Vice President

Date:	9-29-2008

Gevity HR, Inc.

Signature:	/s/ Edwin E. Hightower, Jr.

Print Name:	Edwin E. Hightower, Jr.

Title:	Senior Vice President and Chief Legal Officer

Date:	10-1-2008

Gevity Health & Welfare Plan

Signature:	/s/ Edwin E. Hightower, Jr.

Print Name:	Edwin E. Hightower, Jr.

Title:	Senior Vice President and Chief Legal Officer

Date:	10-1-2008

CONFIDENTIAL TREATMENT REQUESTED BY GEVITY HR, INC.

EXHIBIT A

MINIMUM PREMIUM ACCOUNTING AGREEMENT

RATE SHEET

FOR

GEVITY HR, INC. – GROUP No. 56953

10/1/2008 – 9/30/2009

[*THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION*]

CONFIDENTIAL TREATMENT REQUESTED BY GEVITY HR, INC.

EXHIBIT B

MINIMUM PREMIUM ACCOUNTING AGREEMENT

PRODUCT SHEET

FOR

GEVITY  HR, INC. – GROUP No. 56953

10/1/2008 – 9/30/2009

[*THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION*]